UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

Laird Superfood, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-39537	81-1589788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5303 Spine Road, Suite 204, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (541) 588-3600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange
Common Stock, $0.001 par value	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on December 21, 2025, Laird Superfood, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”), by and among the Company, Gateway Superfood NSSIII Investment, LLC (“Gateway III”) and Gateway Superfood NSSIV Investment, LLC (“Gateway IV” and together with Gateway III, the “Investor”), with the Investor being an affiliate of Nexus Capital Management LP (“Nexus”), pursuant to which the Investor agreed to purchase an aggregate of 50,000 initial shares of Series A Preferred Stock (the “Preferred Stock”) at a purchase price of $1,000 per share for gross proceeds of $50.0 million at closing (the “Nexus Investment” and the closing of the Nexus Investment, the “Closing”).

Pursuant to the Investment Agreement, the Company has the option, following the Closing until 270 days following the Closing (or, if on such 270th day the Company is engaged in discussions with one or more counterparties regarding a potential acquisition or other strategic transaction, 360 days), to require the Investor to purchase up to an aggregate of 60,000 additional shares of Preferred Stock (the “Additional Shares”) at $1,000 per share, provided that any funding of Additional Shares must be for a minimum of $25.0 million and be used to fund substantially concurrent strategic transactions approved by a majority of the disinterested directors of the Board of Directors of the Company (the “Board”).

On January 30, 2026, the parties entered into Amendment No. 1 to the Investment Agreement (the “Amendment”), which amended the form of Certificate of Designation for the Preferred Stock (the “Certificate of Designation”) to provide that, in accordance with the NYSE American voting rights rules, the conversion price for the Additional Shares will be the “Minimum Price” as defined in the applicable NYSE American rules (as such rules may be amended from time to time) measured at the time of delivery of the Additional Shares Purchase Notice (as defined in the Investment Agreement) under the Investment Agreement related to the issuance of such Additional Shares and solely to the extent that such “Minimum Price” exceeds the conversion price (as adjusted in accordance with the Certificate of Designation).

The foregoing descriptions of the Amendment and the Certificate of Designation are qualified in their entirety by reference to the full text of the Amendment and the Certificate of Designation, copies of which are filed as Exhibits 10.1 and 3.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, pursuant to the Investment Agreement and effective as of the Closing, (i) the Company will appoint four designated representatives of Nexus and its affiliates, each to the Board to serve for a term expiring at the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified, (ii) Grant LaMontagne will remain a director of the Company and be deemed the fifth designated representative of Nexus and its affiliates as of the Closing and (iii) the Company and the Board will cause the total number of directors on the Board to be fixed at nine and a number of directors will resign such that the total number of directors on the Board is nine.

On January 29, 2026, each of Geoffrey Barker and Patrick Gaston delivered notice to the Board that he is resigning as a member of the Board, effective upon the Closing. Mr. Gaston’s and Mr. Barker’s resignations did not result from any disagreements with the Company or the Board on any matter relating to the Company’s operations, policies, or practices, or any other matter.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “began,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and variations of such words and similar expressions are intended to identify such forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Forward-looking statements in this Current Report on Form 8-K may include, but are not limited to, statements relating to (i) the Nexus Investment, the Company’s proposed acquisition of Navitas LLC and Global Superfoods Corp. (the “Navitas Acquisition” and together with the Nexus Investment, the “Transactions”) and their expected terms, timing and closing, including receipt of required approvals, satisfaction of other customary closing conditions and expected changes and appointments to the Board, (ii) estimates of future synergies, growth opportunities, savings and efficiencies, (iii) expectations regarding the Company’s ability to effectively integrate assets and properties it may acquire as a result of the Navitas Acquisition, (iv) expectations of the continued listing of the Company’s common stock on the NYSE American and (v) expectations of future plans, priorities, focus and benefits of the proposed Transactions.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including but not limited to (i) the ability of the parties to consummate the proposed Transactions in a timely manner or at all, (ii) satisfaction of the conditions precedent to consummation of the Nexus Investment and the Navitas Acquisition, including the ability to secure required consents and regulatory approvals in a timely manner or at all, and approval by the Company’s stockholders of the issuance of the Preferred Stock, (iii) the possibility of litigation (including related to the proposed Transactions) and other risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise, except as required by applicable securities laws. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. More information on potential factors that could affect the Company’s financial results will be included in the preliminary and the definitive proxy statements that the Company intends to file with the SEC in connection with the Company’s solicitation of proxies for the special meeting to be held to approve, among other things, the Preferred Stock Issuance in connection with the proposed Transactions.

Additional Information and Where to Find It

In connection with the issuance of the Preferred Stock, the Company intends to file preliminary and definitive proxy statements and other materials with the SEC. In addition, the Company may also file other relevant documents with the SEC regarding the proposed Transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. The definitive proxy statement and other relevant documents will be sent or given to the Company’s stockholders as of the record date established for voting. Investors and stockholders may also obtain a free copy of the proxy statement (when available) and other documents filed by the Company at its website, www.lairdsuperfood.com, or at the SEC’s website, www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to the Company, to the attention of Investor Relations, 5303 Spine Road, Suite 204, Boulder, Colorado 80301.

Participants in the Solicitation

The Company, Nexus and their respective directors, partners and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Transactions. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and executive officers by reading the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 26, 2025. To the extent holdings of shares of common stock by the Company’s directors and executive officers have changed from the amounts of shares of common stock held by such persons as reflected in the Company’s Annual Report on Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed with the SEC in connection with the proposed Transactions when they become available.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the potential Transactions and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Form of Certificate of Designation of Series A Preferred Stock.
10.1	Amendment No. 1 to the Investment Agreement, dated January 30, 2026, by and among Laird Superfood, Inc., Gateway Superfood NSSIII Investment, LLC and Gateway Superfood NSSIV Investment, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2026	Laird Superfood, Inc.

	By:	/s/ Anya Hamill
	Name:	Anya Hamill
	Title:	Chief Financial Officer